Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the foregoing Registration Statement on Form S-1 of our audit report dated March 15, 2010, relating to the December 31, 2009 and 2008 financial statements of GMS Capital Corp.

/s/ KBL, LLP
KBL, LLP New York, NY April 1, 2010